Exhibit 99.1

NEWS RELEASE
Contacts:	Rob Capps, President & CEO
MIND Technology, Inc.
281-353-4475

Ken Dennard / Zach Vaughan
Dennard Lascar Investor Relations
713-529-6600
MIND@dennardlascar.com

MIND Technology Provides Operational Update

COMPANY ALSO ANNOUNCES FISCAL 2022 THIRD QUARTER

EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE

THE WOODLANDS, TX – November 22, 2021 – MIND Technology, Inc. (“MIND” or the “Company”) (Nasdaq: MIND) announced today that, based on preliminary results, it expects to report revenue from the sale of marine technology products for the quarter ended October 31, 2021 of approximately $8.3 million. This represents a sequential increase of approximately 23% over the second quarter of the current fiscal year and approximately 28% over the third quarter of the previous year. Additionally, the Company expects to report a backlog as of October 31, 2021 of approximately $10.0 million.

Rob Capps, President and CEO commented, “We are pleased to see that the expected ramp in operations and activity is starting to materialize. As evidenced by the increase in revenues and the strong backlog, we are experiencing an uptick in orders and proposal activity. Our backlog includes orders for commercial sonar and source controller products, but also sonar systems for military applications, including mine counter measure missions. Based on inquiries and active discussions with customers, we expect further activity in all of these segments in the coming weeks.

“As previously disclosed, we recently completed an underwritten offering of our 9% Series A Cumulative Preferred Stock,” added Capps. “This transaction has provided us with net proceeds of about $9.5 million, after underwriter discounts and other costs. These funds, along with anticipated further proceeds from the liquidation of our land leasing assets, provide us with significant liquidity. We believe this puts us in a strong position to execute on the expected increase in activity and to take advantage of any other opportunities that may present themselves in coming months.”

Fiscal 2022 Third Quarter Earnings Release and Conference Call Schedule

MIND also announced today that it will release financial results for its fiscal 2022 third quarter after the market closes on Wednesday, December 8, 2021.  In conjunction with the release, the Company has scheduled a conference call, which will be broadcast live over the Internet, for Thursday, December 9th at 9:00 a.m. Eastern Time / 8:00 a.m. Central Time.

What:    MIND Technology Fiscal 2022 Third Quarter Earnings Conference Call

When:   Thursday, December 9, 2021, at 9:00 a.m. Eastern / 8:00 a.m. Central

How:     Live via phone -- By dialing (412) 902-0030 and asking for the MIND

Technology call at least 10 minutes prior to the start time, or

  Live over the Internet -- By logging onto the web at the address below

Where:  http://mind-technology.com/

For those who cannot listen to the live call, a replay will be available through December 16, 2021, and may be accessed by dialing (201) 612-7415 and using pass code 13725279#.  Also, an archive of the webcast will be available shortly after the call at http://mind-technology.com/ for 90 days.  For more information, please contact Dennard Lascar Investor Relations at MIND@dennardlascar.com.

About MIND Technology

MIND Technology, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries. Headquartered in The Woodlands, Texas, MIND has a global presence with key operating locations in the United States, Singapore, Malaysia, and the United Kingdom. Its Seamap and Klein units design, manufacture and sell specialized, high performance, marine sonar and seismic equipment.

Forward-looking Statements

Certain statements and information in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements.   The words "believe," "expect," "anticipate," "plan," "intend," "should," "would," "could" or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions or dispositions.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers' capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, volatility in commodity prices for oil and natural gas and the extent of disruptions caused by the COVID-19 outbreak.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

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